Exhibit 1

RAMIUS LLC

599 Lexington Avenue, 20th Floor

New York, New York 10022

July 28, 2008

BY FACSIMILE AND FEDERAL EXPRESS

Leucadia National Corporation

315 Park Avenue South

New York, New York 10010

Attn: Joseph S. Steinberg

Re:	AmeriCredit Corp. (“AmeriCredit”) / Notice of Termination of Section 13(d) Group Status

Dear Joe:

This letter is intended to serve as notice to Leucadia National Corporation, Phlcorp, Inc., Baldwin Enterprises, Inc., and RCG Baldwin, L.P. (the “Leucadia Parties”) that RCG Sextant Master Fund, Ltd., RCG Enterprise, Ltd., Ramius LLC, C4S & Co., L.L.C., Peter A. Cohen, Jeffrey M. Solomon, Morgan B. Stark and Thomas W. Strauss hereby terminate their status as a “group” with the Leucadia Parties for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with respect to the securities of AmeriCredit.

Very truly yours,

RCG SEXTANT MASTER FUND, LTD.

By: Ramius LLC

Its Investment Manager

By: C4S & Co., L.L.C.

As Managing Member

RCG ENTERPRISE, LTD

By: Ramius LLC

Its Investment Manager

By: C4S & Co., L.L.C.

As Managing Member

RAMIUS LLC

By: C4S & Co., L.L.C.

As Managing Member

C4S & CO., LLC

By:	/s/ Jeffrey M. Solomon

Name: Jeffrey M. Solomon

Title:  Authorized Signatory

/s/ Jeffrey M. Solomon

JEFFREY M. SOLOMON

Individually and as attorney-in-fact for

Peter A. Cohen , Morgan B. Stark and

Thomas W. Strauss

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